 Exhibit 16.1

December 9, 2010

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561

Commissioners:

We have read the first four paragraphs included in Item 4.01 of Form 8-K dated December 9, 2010, of Phoenix Energy Resource Corporation (“the Company), filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm in those paragraphs.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

Mantyla McReynolds, LLC

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